UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 28, 2023

MYMETICS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-25132	25-1741849
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Route de la Corniche 4, 1066 Epalinges, Switzerland	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +011 41 21 5665772

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of exchange on which registered
Common Stock, $.01 par value	MYMX	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As previously reported, effective October 9, 2023, the holders of a majority of the voting power of the capital stock of Mymetics Corporation (the “Company”) executed a written consent approving a reverse stock split of the Company’s issued and outstanding common stock to combine and convert every two thousand (2,000) shares of common stock either issued and outstanding or held by the Company in treasury stock into one (1) share of common stock (the “Reverse Stock Split”) by filing an amendment (the “Amendment”) to the Company’s Amended and Restated Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware. The written consent approving the Reverse Stock Split and the Amendment was signed by the holders of 156,586,459 shares of the Company’s common stock as of September 30, 2023, representing approximately 51.55%. The Board also approved the Reverse Stock Split and the Amendment. No fractional shares of common stock will be issued as a result of the Reverse Stock Split. In lieu of issuing any fractional shares to any stockholder as a result of the Reverse Stock Split, the Company will make, to any stockholder that would otherwise hold a fractional share after giving effect to the Reverse Stock Split, a cash payment in an amount equal to $0.0023 multiplied by the number of pre-split shares held by such stockholder with respect to which a fractional share would be issued, which represents a premium of approximately 30% over the 25-day VWAP (volume weighted average price) of the common stock on the Best Market tier of the OTC Markets Group, Inc. beginning on August 25, 2023 and ending on September 29, 2023 (the “Cash Payment”).

On October 27, 2023, the Company filed a definitive information statement on Schedule 14C describing, among other matters, the Reverse Stock Split and its consequences, and the Company mailed a copy of such definitive information statement to its shareholders on or about October 30, 2023.

On December 27, 2023, the Company filed a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of Delaware to effectuate the Reverse Stock Split, and such amendment was effective as of 12:01 a.m. on December 28, 2023.

As a result of the Reverse Stock Split, the number of holders of the Company’s common stock was reduced to fewer than three hundred. On or about January 2, 2023, the Company is filing a Form 15 with the United States Securities and Exchange Commission (the “SEC”) to terminate the registration of the Company’s common stock and to cease reporting as a public company. As a result of filing the Form 15, the Company expects that it will no longer be required to file periodic reports with the SEC or be subject to the reporting or other obligations under the Securities Exchange Act of 1934, as amended. The deregistration of the Company’s common stock will have the effect that its common stock will no longer be eligible to be quoted on the OTCQB market maintained by the OTC Markets Group, Inc.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit

Number	Description.
3.1	Certificate of Amendment to the Restated Certificate of Incorporation filed December 27, 2023.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 28, 2023	MYMETICS CORPORATION

	By:	/s/ Ronald Kempers
Name: Ronald Kempers
Title: Chief Executive Officer and Chief Financial Officer

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